PAGE 1
Exhibit 3 (ii)

BYLAWS
of
Archer-Daniels-
Midland Company
(giving effect to all amendments
through April 28, 1999)


ADM


PRINTED MAY 1999


BYLAWS
OF
ARCHER-DANIELS-MIDLAND COMPANY
(Giving Effect to All Amendments through April 28, 1999)


ARTICLE 1.
MEETINGS OF STOCKHOLDERS.

SECTION 1. Annual Meeting of Stockholders. The annual meeting of stockholders of the Corporation shall be held at the offices of the Corpora-tion in the City of Decatur, Illinois on the third Thursday of October (or if this is a legal holiday, on the next business day) in each year at 2:00 P.M. or at such other place, date or hour stated in the notice of the meeting as the
Board of Directors may determine.

SECTION 2. Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be held upon the call of the Board of
Directors, of the Executive Committee, if one is selected, or of the Presi-dent, and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the capital stock of the Corporation entitled to vote at the meeting. Such meetings shall be held at such time and at such place within or without the State of Delaware as may be stated in the notice of the meeting.

SECTION 3. Notice of Stockholders' Meetings. At least 10 days' writ-ten notice of every meeting of the stockholders of the Corporation shall be mailed to each stockholder of record and entitled to vote at the meeting, at his address appearing upon the books of the Corporation, and in case of special meetings the business transacted thereat shall be confined to the ob-jects stated in the notice of meeting and matters related thereto.

SECTION 4. Waiver of Notice of Stockholders' Meetings. Meetings of stockholders of the Corporation may be held without notice if all stockholders entitled to vote thereat are present in person or by proxy or if notice is waived by those not present.

SECTION 5. Quorum. A majority in interest of all stockholders of the
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PAGE 2
Corporation entitled to vote, represented in person or by proxy, shall con-stitute a quorum at any meeting of the stockholders. If there be no such quorum a majority in interest of those present or represented may adjourn the meeting from time to time.

SECTION 6. Judges of Election. For all meetings of stockholders of the
Corporation, two Judges of Election shall be appointed by the directors or if the directors fail to do so then by the meeting, which Judges shall have charge of the polls and after the balloting shall make a certificate of the result of votes cast. No candidate for the office of director shall be ap-pointed as a Judge of Election.

SECTION 7. Conduct of Stockholders' Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or in his absence, a Vice President; provided, however, if none of the foregoing is present, the meetings of the stockholders shall be presided over by a chairman to be elected by the meeting. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument pro-vides for a longer period. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation, except that no share of stock shall be voted on at any elec-tion for Directors which has been transferred on the books of the Corpora-tion within 20 days next preceding such election. The vote for Directors, and upon the demand of any stockholder the vote upon any question before the meeting, shall be by ballot. All elections shall be determined and all questions decided by vote of a majority of a quorum.

A complete list of the stockholders entitled to vote at every election, ar-ranged in alphabetical order, shall be prepared and made by the Secretary and filed in the office where the election is to be held at least 10 days before every election. Such list shall at all times during the usual hours for business be open to the examination of any stockholders, and shall be produced and kept at the time and place of election during the whole time thereof and sub-ject to the inspection of any stockholder who may be present.

SECTION 8. The Board of Directors shall have the right, power and authority to fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any divi-dend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in con-nection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such cases, stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meetings and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corpora-tion after any such record date fixed as aforesaid.
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ARTICLE II.
BOARD OF DIRECTORS.

SECTION 1. Number of Directors. The business and property of the Corporation are to be managed and controlled by a Board of Directors. The number of Directors which shall constitute the whole Board shall be such number, not more than 21 and not less than 7, as may from year to year be determined at each annual meeting of stockholders. It shall not be necessary to be a stockholder in order to be a Director. The number of Directors may be increased or decreased, but not below the number required by law, and this Bylaw correspondingly amended, by the vote of the holders of a majori-ty in interest of all of the stock entitled to vote and issued and outstanding, at a meeting of stockholders called pursuant to these Bylaws, if notice of the proposed increase or reduction is contained in the notice of the meeting.

SECTION 2. Election of Directors. Directors shall be elected at the an-nual meeting of the stockholders of the Corporation by vote of a majority of a quorum, and, except as provided in the Certificate of Incorporation of the Corporation, shall hold office until the next annual meeting of the stockholders and until their successors have been duly elected.

SECTION 3. Vacancies in the Board of Directors. Any vacancy in the
Board of Directors, including any vacancy caused by an increase in the number of Directors, shall be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall, except as provided in the Certificate of Incorporation of the Corporation, hold of-fice until the next annual meeting of the stockholders of the Corporation and until their successors shall be duly elected.

SECTION 4. Meetings of the Board of Directors. The Directors may hold their meetings and have one or more offices and keep the books of the
Corporation, except the original or duplicate stock ledger, outside the State of Delaware, at such place or places as they may from time to time deter-mine.

The annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of the stockholders of the Corporation, and such meeting may be held without notice im-mediately after the annual meeting of the stockholders, at the same place at which such meeting was held.

Regular meetings of the Board of Directors may be held at such times and at such places, either within or without the State of Delaware, as may be fix-ed, from time to time, by resolution of the Board of Directors; and in case a time and a place for such regular meetings are so fixed, it shall not be necessary to give notice of regular meetings of the Board of Directors.

Special meetings of the Board of Directors may be held at any time upon call of the President, of the Executive Committee, if chosen, or of any three
Directors, at the time and place specified in the call.

SECTION 5. Notice of Directors' Meetings. Oral, telegraphic or written notice of every meeting of the Board of Directors (except as hereinbefore specified in respect to the annual and regular meetings) shall be served on,

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sent or mailed to each Director not less than five days before such meeting,
but meetings of the Board may be held at any time without notice if all the
Directors are present or if those not present waive notice of the meeting in writing or by telegraph or cable.

SECTION 5a. Compensation. Each director who is not a salaried of-ficer or employee of the Corporation shall be paid such compensation for his services as director or as a member of any committee appointed by the
Board of Directors as the Board of Directors may from time to time deter-mine and each director, whether or not a salaried officer or employee of the
Corporation, shall be reimbursed for such transportation and other ex-penses as shall be incurred by him in the performance of his duties.

SECTION 6. Quorum of the Board of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by statute or by the Certificate of In-corporation or by these Bylaws.

SECTION 7. Board Structure and Policies. The Board of Directors shall have appropriate structures and policies to ensure that the Board acts at all times in the best interests of the Company and its shareholders. The Com-pany looks to independent directors to provide an independent view of the performance of the Company and its management. Accordingly, to ensure the highest standards of independent judgment and accountability, a major-ity of the Board shall be comprised of independent directors.

Independent Director Defined. An "independent director" means a director who:

(a) is neither a current employee nor a former member of Senior
Man-
agement of the Company or an Affiliate;

(b) is not employed by a provider of professional services to the Com-pany;

(c) does not have any business relationship with the Company, either personally or through a company of which the director is an officer or a con-trolling shareholder, that is material to the Company or to the director;

(d) does not have a close family relationship, by blood, marriage or otherwise with any member of Senior Management of the Company or one of the Company's Affiliates;

(e) is not an officer of a company of which the Company's chairman or chief executive officer is also a board member;

(f) is not personally receiving compensation from the Company in any capacity other than as a director; or

(g) does not personally receive or is not an employee of a foundation, university, or other institution that receives grants or endowments from the
Company, that are material to the Company or to either the recipient and/or the foundation, university, or institution.
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Management and the Board. The Chief Executive Officer should be a mem-
ber of the Board of Directors. In order to ensure the greatest number of independent directors on a board of manageable size, other direct manage-ment representation should be kept to a minimum and should in no event exceed two other management directors.

The Board of Directors shall make clear to Senior Management of the Com-pany that board membership is neither necessary to their present positions nor a prerequisite to a higher management position in the Company. Atten-dance of management staff at Board Meetings should be at the discretion of the Chairman but should be encouraged by the Board. The Board shall have full and direct access to members of Senior Management and should be encouraged to request reports directly to the Board by any member of
Senior Management. Board members should use judgment in dealings with management so that they do not distract management from the business operations of the Company.

Conflicts of Interest. A director's personal financial or family relationships may occasionally give rise to that director's material personal interest in a particular issue. There will be times when a director's material personal interest in an issue will limit that director's ability to vote on that issue. The Governance Committee of the Board of Directors shall determine whether such a conflict of interest exists on a case-by-case basis, including the deter-mination as to materiality under items (c) and (g) of this Section
7. The
Governance Committee shall take appropriate steps to identify such poten-tial conflicts and to ensure that a majority of the directors voting on an issue are both disinterested and independent with respect to that issue.

A determination by the Governance Committee on any issue of indepen-dence or conflict of interest shall be final and not subject to review.

"Senior Management" includes the chief executive, chief operating, chief financial, chief legal and chief accounting officers, president, vice presi-dent(s), treasurer, secretary and the controller of the Company.

"Affiliate" includes any person or entity which, alone or by contractual obligation, owns or has the power to vote more than twenty-five
(25) per-
cent of the equity interest in another, unless some other person or entity act-ing alone or with another by contractual obligation owns or has the power to vote a greater percentage of the equity interest. A subsidiary is consid-ered an affiliate if it is at least eighty (80) percent owned by the Company and accounts for at least twenty-five (25) percent of the Company's con-solidated sales or assets.

ARTICLE III.
COMMITTEES OF THE BOARD OF DIRECTORS.

SECTION 1. Executive Committee. The Board of Directors may in each year elect from their number an Executive Committee to Consist of such number of Directors (not less than three) as the Board may from time to time determine. The Board of Directors shall have power at any time to change the number of the Executive Committee, and may fill vacancies in the Committee by election from the members of the Board of Directors.


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SECTION 2.  Powers of Executive Committee. When the Board of Dir-
ectors is not in session, the Executive Committee, if chosen, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

All action of the Executive Committee, if chosen, shall be reported to the
Board of Directors at its meeting next succeeding such action, provided, however, that such report need not be made to the Board of Directors if prior to such meeting copies of the written minutes of the meetings of the
Executive Committee at which such action has been taken shall have been mailed or delivered to all members of the Board of Directors.

The Executive Committee shall fix its own rules of procedure and shall meet when and as provided by such rules or by resolution of the Board of
Directors, but in every case the presence of a majority of the Executive
Committee shall be necessary to constitute a quorum, provided, however, in the event of a national emergency rendering it impractical for a majority of the Executive Committee to meet, only two members of the Executive Com-mittee shall be necessary to constitute a quorum.

SECTION 3. Other Committees. The Board of Directors may appoint other committees, which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee composed of more than two members shall constitute a quorum, and may determine its action and may fix the time and place of its meetings.

ARTICLE IV.
OFFICERS.

SECTION 1. Election of Officers. The Board of Directors, at their an-nual meeting and as soon as may be after their election in each year, may elect from their number a Chairman of the Board, and shall elect a Presi-dent of the Corporation, and may also, from time to time, designate and elect a Chief Executive, elect one or more Vice Presidents, a Secretary, a
Controller, a Treasurer, one or more Assistant Secretaries and one or more
Assistant Treasurers, and, from time to time, may appoint such other of-ficers, agents and employees as they may deem necessary. The same person may be elected or appointed to one or more offices, except as provided by statute.

The Board of Directors in their discretion may elect or appoint a Vice
President and an Assistant Secretary or an Assistant Treasurer, whose authority, which shall be specified at the time of their election or in the resolution appointing them, shall be confined to the execution of cer-tificates of stock of the Corporation.

SECTION 2. Term of Office of Officers. The term of office of all of-ficers shall extend from the date of their election or appointment to the next annual meeting of the Directors of the Corporation and until their suc-cessors are elected or appointed, subject to the provisions of the Certificate of Incorporation for the earlier termination thereof. If any office becomes vacant by reason of death, resignation, removal or other cause, the Board

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of Directors may choose a successor or successors, who shall hold office
during the unexpired term in respect of which such vacancy occurred.

SECTION 3. General Powers of Officers. In general, the officers of the
Corporation shall have such powers and duties as generally pertain to their offices respectively, as well as such powers and duties as, from time to time, shall be conferred or imposed upon them by the Board of Directors or the
Executive Committee, if chosen.

ARTICLE V.
SIGNATURE OF INSTRUMENTS FOR THE PAYMENT OF MONEY.

SECTION 1. Signature of Checks, etc. All checks and drafts on the bank accounts of the Corporation, and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the pay-ment of money shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized, from time to time, by the Board of
Directors or the Executive Committee, if chosen.

ARTICLE VI.
SHARES OF STOCK.

SECTION I. Issue and Transfer of Shares of Stock. The interest of each stockholder of the Corporation shall be evidenced by a certificate or cer-tificates of shares of stock in such form as the Board of Directors may, from time to time, prescribe. Such shares of stock shall be transferable or assignable on the books of the Corporation by the respective holders in per-son or by attorney, on surrender of the certificate or certificates therefor properly endorsed.

No certificate shall be valid unless it is executed by the persons designated by the Board of Directors in accordance with the Statutes of the State of
Delaware, and unless countersigned and registered in such manner, if any, as the Board of Directors shall by resolution prescribe.

The transfer books of the Company, at the option of the Board of Direc-tors, may be closed for a period not exceeding 50 days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conver-sion or exchange of capital stock shall go into effect, or for any other pur-pose. In lieu of the closing of the transfer books, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the deter-mination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock.

SECTION 2. Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and shall advertise the same in such manner as the Board of
Directors or the Executive Committee, if chosen, may require, and shall, if

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the Board of Directors or Executive Committee, if chosen, shall so require,
give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors or the Executive Committee, if chosen, and to the Transfer Agent and the Registrar, if appointed, in an amount satisfactory to the Corporation, to indemnify the Corporation and the Transfer Agent and the Registrar, if appointed, against any claim that may be made against them or any of them, and thereupon the Board of
Directors or the Executive Committee, if chosen, may in their discretion issue a new certificate of the same tenor and for the same number of shares as the certificate or certificates alleged to have been lost, destroyed or stolen.

ARTICLE VII.
FISCAL YEAR.

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of July each year and shall end on the succeeding 30th day of June.

ARTICLE VIII.
CORPORATE SEAL.

SECTION 1. Seal. The corporate seal of the Corporation shall have in-scribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware" arranged in such manner as the
Directors shall approve.

ARTICLE IX.
AMENDMENT OF BYLAWS.

SECTION 1. Amendment of Bylaws. The Bylaws of the Corporation may be amended, added to, rescinded or repealed (1) at any meeting of the
Board of Directors by the affirmative vote of a majority of all of the Direc-tors, if notice of the proposed change is contained in the notice of the meeting, or (2) by the stockholders of the Corporation at any meeting, by the vote of the holders of a majority in interest of all of the stock of the Corporation entitled to vote, present either in person or by proxy, at any such meeting, if notice of the proposed change is contained in the notice thereof.

Bylaws made by the Board of Directors may be altered, amended, rescinded or repealed by the stockholders. No change of the time or place for the an-nual meeting of the stockholders for the election of Directors shall be made except in accordance with the statutes of the State of Delaware in such case made and provided.

ARTICLE X.
INDEMNIFICATION OF DIRECTORS, OFFICERS OR OTHER
PERSONS.

As used in this Bylaw, the term "Corporation" means Archer-Daniels-Midland Company and the term "pertinent corporation" means the cor-poration, partnership, joint venture, trust or other enterprise of which the person is or was a director, officer, employee or agent.

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PAGE 9
SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the pertinent cor-poration) by reason of the fact that he is or was a director or officer of the
Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the pertinent corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the pertinent corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the pertinent corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partner-ship, joint venture, trust or other enterprise, against expenses (including at-torneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best in-terest of the pertinent corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the pertinent corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon ap-plication that despite the adjudication of liability but in view of all the cir-cumstances of the case, such person is fairly and reasonably entitled to in-demnity for such expenses which such Court of Chancery or such other court shall deem proper.

SECTION 3. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding refer-red to in sections (1) or (2) of this Bylaw, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses
(including at-
torneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Any indemnification under sections (1) or (2) of this Bylaw
(unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in said sections (1) and (2). Such determination shall be made (1) by

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PAGE 10
the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or pro-ceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel
(who may be regular counsel for the Corporation or pertinent corporation) in a written opinion, or (3) by the stockholders of the Corporation.

SECTION 5. Expenses incurred by any person who may have a right of indemnification under this Bylaw in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, Suit or proceeding upon receipt of an undertak-ing by or on behalf of such person, to repay such amount if it shall ultimate-ly be determined that he is not entitled to be indemnified by the Corporation pursuant to this Bylaw.

SECTION 6. The indemnification and advancement of expenses provid-ed by, or granted pursuant to, this Bylaw are in addition to and independent of and shall not be deemed exclusive of any other rights to which any person may be entitled under any certificate of incorporation, articles of incorpora-tion, articles of association, by law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capaci-ty and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to a director or officer and shall in-ure to the benefit of the heirs, executors and administrators of such a per-son; provided, that any indemnification realized other than under this
Bylaw shall apply as a credit against any indemnification provided by this
Bylaw.

SECTION 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Bylaw or of applicable law, if and whenever the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to do so.

SECTION 8. For the purposes of this Bylaw and indemnification hereunder, any person who is or was a director or officer of any other cor-poration of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or to have served as such director or officer at the re-quest of the Corporation.

SECTION 9. The Corporation may provide indemnification under this Bylaw to any employee or agent of the Corporation or of any other cor-poration of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enter-prise in which the Corporation has or at the time had an interest as an

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owner, creditor or otherwise, if and whenever the Board of
Directors of the
Corporation deems it in the best interest of the Corporation to do so.

SECTION 10. The Corporation may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom the Corporation shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the Board of Directors of the
Corporation deems it to be in the best interest of the Corporation to do so.


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